Exhibit 10.1

PURCHASE AGREEMENT

A.            This PURCHASE AGREEMENT (the “Agreement”), dated March 19, 2004, is made and entered into by and among CRIIMI MAE Inc., a Maryland corporation (the “Corporation”), and Neuberger Berman LLC, a Delaware limited liability company (the “Adviser”), on behalf of the Accounts (as hereinafter defined).

RECITALS

A.            The Corporation desires, upon the terms and subject to the conditions contained herein, to issue and sell to the Adviser, on behalf of certain investment advisory accounts that the Adviser advises (each, an “Account” and collectively, the “Accounts”), 508,950 shares of the Corporation’s Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Offered Shares”).

B.            The Adviser (on behalf of the Accounts) desires to purchase the Offered Shares on the terms and subject to the conditions set forth in this Agreement.

C.            Such purchase and sale will be made pursuant to a registration statement on Form S-3 (File No. 333-112259) (the “Registration Statement”), including the base prospectus included therein (the “Base Prospectus”) and the prospectus supplement dated the date hereof relating to the Offered Shares, which prospectus supplement and Base Prospectus are referred to herein collectively as the “Prospectus.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.             Issuance and Sale of the Offered Shares.  Subject to the terms and conditions set forth herein and in reliance upon the respective representations and warranties of the parties set forth herein, the Corporation hereby agrees to issue and sell to the Adviser (on behalf of the Accounts), and the Adviser (on behalf of the Accounts) hereby agrees to purchase from the Corporation, the Offered Shares for $25.42 per Offered Share ($12,937,509.00 in aggregate, referred to herein as the “Purchase Price”).

2.             Delivery of the Offered Shares at the Closing.  Subject to the terms and conditions contained herein, the closing of the purchase and sale of the Offered Shares to be acquired by the Adviser (on behalf of the Accounts) from the Corporation under this Agreement (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY  10019 at 9:00 A.M. (New York time) on March 23, 2004 or at such other time and date (the “Closing Date”) agreed upon by the Corporation and the Adviser.  At the Closing, the Corporation shall deliver to the Adviser

(on behalf of the Accounts) the Offered Shares by notation on the registry of the Corporation’s transfer agent against the wire transfer by the Adviser on the Closing Date of the Purchase Price to the Corporation’s account.

3.             Adviser Representations and Warranties.  The Adviser represents and warrants to the Corporation that the following statements are true and correct on the date hereof and will be true and correct on the Closing Date.

3.1           The Adviser and, to the knowledge of the Adviser, each holder of an Account, who is not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  The Adviser is registered as an investment adviser under the Investment Advisors Act of 1940, as amended, with assets under management of not less than $1,000,000.

3.2           The Adviser:  (a) acts as a fiduciary and has been granted investment control over each Account and, pursuant to such investment control, is authorized to effect the purchase of the Offered Shares as contemplated hereby; (b) is purchasing the Offered Shares on behalf of the Accounts in the ordinary course of its business as a registered investment adviser; (c) is not an underwriter (as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”)) of the Offered Shares; (d) has not received, directly or indirectly, any commission or other remuneration in connection with the offer, purchase or sale of the Offered Shares; and (e) has not received, directly or indirectly, any compensation in connection with the transaction contemplated by this Agreement other than the advisory fees payable pursuant to the investment advisory agreements entered into between Adviser and each Account in the ordinary course of the Adviser’s business as a registered investment adviser.

3.3           None of (a) the Adviser and its affiliates (as defined under the Securities Exchange Act of 1934, as amended) (each an “Affiliate” and collectively, the “Affiliates”), (b) to the knowledge of the Adviser, any Account and its Affiliates, or (c) to the knowledge of the Adviser, the Adviser and its Affiliates and the Accounts and their respective Affiliates considered as a whole, is:  (i) a “Related Party” (as such term is defined in Rule 312.03(b) of the Rules of the New York Stock Exchange, Inc. (the “NYSE”)) of the Corporation; (ii) a subsidiary, affiliate or other closely related person of a Related Party of the Corporation; (iii) a holder of an interest equal to or more than either five percent of the number of shares of issued and outstanding (calculated in accordance with Rule 312.04(c) of the NYSE) common stock of the Corporation or five percent of the “Voting Power Outstanding” (as such term is defined in Rule 312.04(e) of the Rules of the NYSE) of the Corporation; or (iv) a company or entity in which a Related Party of the Corporation has a substantial direct or indirect interest (as such terms are used in Rule 312.03(b)(3) of the Rules of the NYSE).

3.4           Contemporaneous with or prior to receiving this Agreement, the Adviser received the Base Prospectus and prior to executing and delivering this Agreement, the Adviser received the Prospectus.  Other than the Prospectus, neither the Adviser, any of its Affiliates nor to the knowledge of the Adviser, the Accounts or their respective Affiliates has received any other prospectus or written offering material relating to the Offered Shares, whether from the Corporation or any underwriter or placement agent.

3.5           The Adviser has all requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Adviser of this Agreement have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by the Adviser and constitutes the legal, valid and binding obligation of the Adviser and the Accounts, enforceable against it and them in accordance with its terms.

3.6           The execution, delivery and performance of this Agreement do not and will not (with or without the passage of time or the giving of notice):  (a) violate or conflict with the organizational documents of the Adviser or, to the knowledge of the Adviser, any Account; (b) violate or conflict with any law binding upon the Adviser or, to the knowledge of the Adviser, any Account; (c) violate or conflict with the investment policies of any Account agreed upon by the holder of such Account and the Adviser; or (d) require any consent, notice, authorization, waiver by or filing with any governmental agency, administrative body or other third party to be obtained or made by the Adviser or, to the knowledge of the Adviser, any Account.

4.             Corporation’s Representations and Warranties.  The Corporation represents and warrants to the Adviser that the following statements are true and correct on the date hereof and will be true and correct on the Closing Date.

4.1           The Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”).

4.2           To the Corporation’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the SEC.

4.3           The Corporation has delivered the Prospectus to the Adviser.  Other than the Prospectus, the Corporation has not delivered to the Adviser or any of its Affiliates any other prospectus or written offering material relating to the Offered Shares, whether directly or through any underwriter or placement agent.

4.4           The Registration Statement, in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any amendment or supplement thereto, when filed with the SEC, complied or will comply in all material respects with the provisions of the Securities Act and the rules promulgated thereunder.

4.5           The Offered Shares are duly authorized for issuance and, upon payment of the Purchase Price as contemplated by this Agreement, will be validly issued and fully paid and non-assessable.

4.6           The Corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

4.7           The Corporation has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms.

4.8           The execution, delivery and performance of this Agreement do not and will not (with or without the passage of time or the giving of notice):  (a) violate or conflict with the articles of incorporation or bylaws of the Corporation; (b) violate or conflict with any law binding upon the Corporation; (c) violate or conflict with, result in a breach of, constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which the Corporation is a party, or by which it or any of its assets are otherwise bound; (d) result in the creation of any encumbrance pursuant to, or give rise to any penalty, acceleration of remedies, right of termination or otherwise cause any alteration of any rights or obligations of any party under any material contract to which the Corporation is a party or by which its assets are otherwise bound; or (e) require any consent, notice, authorization, waiver by or filing with any governmental agency, administrative body or other third party, except for the filing of the Registration Statement and the Prospectus with the SEC.

5.             Conditions to Adviser’s Obligations.  The obligations of the Adviser (on behalf of the Accounts) are subject to the satisfaction or waiver of the following conditions:

5.1           Receipt by the Corporation of notice from the NYSE that the Offered Shares have been duly listed on such exchange, subject to notice of issuance;

5.2           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, investigation or other inquiry with respect to the Offered Shares or the Registration Statement has been initiated or threatened by the SEC;

5.3           The Adviser has received an officer’s certificate from the Corporation dated as of the Closing Date stating that, as of the Closing Date, (a) the representations and warranties set forth in Section 4 are true and correct in all material respects as of the Closing Date;

5.4           The issuance and sale of the Offered Shares as contemplated hereby does not violate any federal or state law, rule or regulation; and

5.5           The Corporation has filed the Prospectus with the SEC under Rule 424(b) promulgated under the Securities Act.

6.             Conditions to Corporation’s Obligations.  The obligations of the Corporation are subject to the satisfaction or waiver of the following conditions:

6.1           Receipt by the Corporation of notice from the NYSE that the Offered Shares have been duly listed on such exchange, subject to notice of issuance;

6.2           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, investigation or other inquiry with respect to the Offered Shares or the Registration Statement has been initiated or threatened by the SEC;

6.3           The issuance and sale of the Offered Shares as contemplated hereby does not violate any federal or state law, rule or regulation; and

6.4           The Corporation has received an officer’s certificate from the Adviser dated as of the Closing Date stating that the representations and warranties set forth in Section 3 are true and correct in all material respects as of the Closing Date.

7.             Corporation Covenant  The Corporation will use commercially reasonable efforts to satisfy the conditions to Closing set forth in Section 5.

8.             Adviser Covenant.  The Adviser will use commercially reasonable efforts to satisfy the conditions to Closing set forth in Section 6.4.

9.             Termination.  Either party hereto may terminate this Agreement if the conditions set forth in Sections 5 and 6 are not satisfied or waived by 5:00 P.M. New York time on March 31, 2004 (or such later date and/or time agreed upon by the Corporation and the Adviser).  Upon any such termination, the provisions of this Agreement (other than this Section 9) shall be of no further force or effect and neither the

Corporation, the Adviser nor any of the Accounts shall have any rights or obligations under this Agreement (except as provided in this Section 9).

10.           Expenses.  Each party hereto shall bear its own expenses in connection with this Agreement; provided, however, that, at the Closing, the Corporation shall pay the reasonable fees and expenses of Willkie Farr & Gallagher LLP, counsel to the Adviser, not to exceed $10,000, arising in connection with the negotiation, preparation, execution and delivery of this Agreement and the effectuation of the Closing.

11.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Corporation, to:

CRIIMI MAE Inc.

11200 Rockville Pike

Rockville, MD  20852

Attention:  Chief Financial Officer

with a copy (which shall not constitute notice) to:

Venable LLP

Two Hopkins Plaza – Suite 1800

Baltimore, MD  21201-2978

Attention:  Thomas D. Washburne, Jr., Esq.

or to such other person at such other place as the Corporation shall designate to the Adviser in writing; and

if to the Adviser:

Neuberger Berman LLC

605 Third Avenue

New York, NY  10158

Attention:  Samantha Rick

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY  10019

Attention:  David K. Boston, Esq.

or to such other person at such other place as the Adviser shall designate to the Corporation in writing.

12.           Other Matters.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Corporation and the Adviser.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to the laws relating to conflicts of laws of such state) and the federal laws of the United States of America.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the parties parties.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CRIIMI MAE Inc.

By:	/s/ Mark R. Jarrell
Name:	Mark R. Jarrell
Title:	President
and Chief Operating Officer

NEUBERGER BERMAN LLC

By:	/s/ Charles Kantor
Name:	Charles Kantor
Title:	Vice President